UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2025

DEVVSTREAM CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-40977	86-2433757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2108 N St., Suite 4254 Sacramento, California (Address of principal executive offices)	95816 (Zip Code)
(647) 689-6041
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	DEVS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 28, 2025, DevvStream Corp. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”). At the Special Meeting, the Shareholders considered one proposal, which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 30 , 2025. Of the 33,461,734 shares outstanding as of the record date, 14,476,763 shares, or 43.26%, were present virtually or represented by proxy at the Special Meeting. Set forth below are the results of the matter submitted for a vote at the Special Meeting.

Proposal 1: (Reverse Stock Split Proposal): Approval of a special resolution authorizing the adoption of an amendment to the Company’s articles to effect, at any time within one year after Shareholder approval is obtained, a Reverse Stock Split of then-outstanding Common Shares, at a ratio of not less than one-for-five (1:5) and not greater than one-for-fifty (1:50), with the exact ratio to be determined by the Board.

For Proposal 1, the votes were cast as follows:

	Votes For	Votes Against	Abstained

Reverse Stock Split	13,098,875	1,219,998	157,890

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2025
DEVVSTREAM CORP.

	By:	/s/ David Goertz
	Name:	David Goertz
	Title:	Chief Financial Officer